Exhibit 33.5.1

Certification Regarding Compliance with Applicable Servicing Criteria

1.	Wilshire Credit Corporation (“Wilshire”) is responsible for assessing compliance with the servicing criteria applicable to it under paragraph (d) of Item 1122 of Regulation AB, as of and for the 12-month period ended December 31, 2007 (the “Reporting Period”), as set forth in Appendix A hereto. The transactions covered by this report include the asset-backed securities transactions attached hereto as Appendix B, for which Wilshire acted as servicer involving residential mortgage loans (the “Platform”);

2.	Wilshire has engaged certain vendor(s), which are not servicers as defined in Item 1101(j) of Regulation AB (the “Vendors”), to perform specific, limited or scripted activities, and Wilshire elects to take responsibility for assessing compliance with the servicing criteria or portion of the servicing criteria applicable to such Vendors’ activities as set forth in Appendix A hereto;

3.	Except as set forth in paragraph 4 below, Wilshire used the criteria set forth in paragraph (d) of Item 1122 of Regulation AB to assess the compliance with the applicable servicing criteria;

4.	The criteria listed in the column titled “Inapplicable Servicing Criteria” on Appendix A hereto are inapplicable to Wilshire based on the activities it performs, directly or through its Vendors, with respect to the Platform;

5.	Wilshire has complied, in all material respects, with the applicable servicing criteria as of December 31, 2007 and for the Reporting Period with respect to the Platform taken as a whole;

6.	Wilshire has not identified and is not aware of any material instance of noncompliance by the Vendors with the applicable servicing criteria as of December 31, 2007 and for the Reporting Period with respect to the Platform taken as a whole;

7.	Wilshire has not identified any material deficiency in its policies and procedures to monitor the compliance by the Vendors with the applicable servicing criteria as of December 31, 2007 and for the Reporting Period with respect to the Platform taken as a whole; and

8.	Deloitte & Touche LLP, a registered public accounting firm, has issued an attestation report on Wilshire’s assessment of compliance with the applicable servicing criteria for the Reporting Period.

February 26, 2008

Wilshire Credit Corporation

By:	/s/ Ken Frye
Ken Frye
Senior Vice President, Loan Servicing

APPENDIX A

SERVICING CRITERIA		APPLICABLE SERVICING CRITERIA		INAPPLICABLE SERVICING CRITERIA
Reference	Criteria	Performed Directly by Wilshire	Performed by Vendor(s) for which Wilshire is the Responsible Party	Performed by subservicer(s) or vendor(s) for which Wilshire is NOT the Responsible Party	NOT performed by Wilshire or by subservicer(s) or vendor(s) retained by Wilshire

General Servicing Considerations
1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.	X1
1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.	X
1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the pool assets are maintained.				X2
1122(d)(1)(iv)	A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.	X

Cash Collection and Administration
1122(d)(2)(i)	Payments on pool assets are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.	X3	X4
1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	X5
1122(d)(2)(iii)	Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.	X
1122(d)(2)(iv)	The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.	X6

[1]

Wilshire institutes policies and procedures to monitor only those performance or other triggers and events of default it is responsible for monitoring as set forth in the transaction agreements. Wilshire does not monitor deal triggers.

[2]	There is no requirement in the transaction agreements to maintain a back-up servicer.
[3]

Wilshire performs this criterion except for the specific, limited activities performed by its lockbox vendor. In addition, Wilshire is only responsible for those custodial accounts held by it as set forth in the transaction agreements.

[4]

With respect to the specific, limited activities performed by its lockbox vendor, Wilshire has elected to take responsibility for assessing compliance with this portion of the criterion as permitted by SEC Telephone Interpretation 17.06.

[5]	Wilshire makes disbursements to the party specified under the applicable transaction agreements. Wilshire does not make disbursements to the certificate holders.
[6]	Wilshire only maintains those accounts it is responsible for as set forth in the transaction agreements.

SERVICING CRITERIA		APPLICABLE SERVICING CRITERIA		INAPPLICABLE SERVICING CRITERIA
Reference	Criteria	Performed Directly by Wilshire	Performed by Vendor(s) for which Wilshire is the Responsible Party	Performed by subservicer(s) or vendor(s) for which Wilshire is NOT the Responsible Party	NOT performed by Wilshire or by subservicer(s) or vendor(s) retained by Wilshire
1122(d)(2)(v)	Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.	X7
1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.	X
1122(d)(2)(vii)	Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.	X8

Investor Remittances and Reporting
1122(d)(3)(i)	Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of pool assets serviced by the Servicer.	X9
1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.	X10
1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Servicer’s investor records, or such other number of days specified in the transaction agreements.	X

[7]	Wilshire only maintains those custodial accounts it is responsible for as set forth in the transaction agreements.
[8]	Wilshire only performs reconciliations for those asset-backed securities related bank accounts it is responsible for under the transaction agreements.
[9]

Wilshire only maintains reports it is responsible for as specified in the transaction agreements. Wilshire does not calculate the waterfall, provide reports to the certificate holders or file reports with the Commission.

[10]	Wilshire allocates and remits loan payments to the party specified under the transaction agreements. Wilshire does not allocate nor remit payments to the certificate holders.

SERVICING CRITERIA		APPLICABLE SERVICING CRITERIA		INAPPLICABLE SERVICING CRITERIA
Reference	Criteria	Performed Directly by Wilshire	Performed by Vendor(s) for which Wilshire is the Responsible Party	Performed by subservicer(s) or vendor(s) for which Wilshire is NOT the Responsible Party	NOT performed by Wilshire or by subservicer(s) or vendor(s) retained by Wilshire
1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.	X11

Pool Asset Administration
1122(d)(4)(i)	Collateral or security on pool assets is maintained as required by the transaction agreements or related mortgage loan documents.	X
1122(d)(4)(ii)	Pool asset and related documents are safeguarded as required by the transaction agreements	X12
1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.	X13
1122(d)(4)(iv)	Payments on pool assets, including any payoffs, made in accordance with the related pool asset documents are posted to the Servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related pool asset documents.	X
1122(d)(4)(v)	The Servicer’s records regarding the pool assets agree with the Servicer’s records with respect to an obligor’s unpaid principal balance.	X
1122(d)(4)(vi)	Changes with respect to the terms or status of an obligor’s pool assets (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.	X
1122(d)(4)(vii)	Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.	X
1122(d)(4)(viii)	Records documenting collection efforts are maintained during the period a pool asset is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent pool assets including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).	X
1122(d)(4)(ix)	Adjustments to interest rates or rates of return for pool assets with variable rates are computed based on the related pool asset documents.	X

[11]	Wilshire only remits funds and provides reports to the party set forth in the transaction agreements. Wilshire does not remit funds or provide reports to the certificate holders.
[12]	Wilshire safeguards those pool assets and related documents it receives as set forth in the transaction agreements.
[13]	At the request of the party specified under the transaction agreements, Wilshire facilitates the making of certain additions, removals or substitutions to the asset pool.

SERVICING CRITERIA		APPLICABLE SERVICING CRITERIA		INAPPLICABLE SERVICING CRITERIA
Reference	Criteria	Performed Directly by Wilshire	Performed by Vendor(s) for which Wilshire is the Responsible Party	Performed by subservicer(s) or vendor(s) for which Wilshire is NOT the Responsible Party	NOT performed by Wilshire or by subservicer(s) or vendor(s) retained by Wilshire
1122(d)(4)(x)	Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s pool asset documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable pool asset documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related pool assets, or such other number of days specified in the transaction agreements.	X
1122(d)(4)(xi)	Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the Servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.	X14		X
1122(d)(4)(xii)	Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the Servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.	X15		X
1122(d)(4)(xiii)	Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the Servicer, or such other number of days specified in the transaction agreements.	X
1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.	X
1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.				X16

[14]

Wilshire retains a vendor, ZC Sterling Insurance Agency, Inc., to provide certain insurance payment data. ZC Sterling Insurance Agency, Inc. has provided an assessment and attestation for this activity. Wilshire retains a vendor, Landamerica Tax and Flood Services, Inc., to provide certain tax payment data. Landamerica Tax and Flood Services, Inc. has provided an assessment and attestation for this activity.

[15]

Wilshire retains a vendor, ZC Sterling Insurance Agency, Inc., to provide certain insurance payment data. ZC Sterling Insurance Agency, Inc. has provided an assessment and attestation on this activity. Wilshire retains a vendor, Landamerica Tax and Flood Services, Inc., to provide certain tax payment data. Landamerica Tax and Flood Services, Inc. has provided an assessment and attestation for this activity.

[16]	The transaction agreements do not require Wilshire to perform this criterion.

APPENDIX B

WILSHIRE CREDIT CORPORATION

SECURITIES TRANSACTIONS

Pool	Description	Verbiage
436	MLMI 2006-SL1	Pooling & Servicing Agreement dated as of January 1, 2006 between Merrill Lynch Mortgage Investors, Inc., Depositor, Wilshire Credit Corporation, Servicer, and Lasalle Bank National Association, Trustee for the Merrill Lynch Mortgage Investors Trust, Series 2006-SL1

576	RFC Master Serviced	2007-RP1, 2007-RP2, 2007-RP3, 2007-RP4, 2007-RP5, 2007-SP1, 2007-SP2, 2007-SP3, 2006-RP1, 2006-RP2, 2006-RP3, 2006-RP4, 2006-SP1, 2006-SP2, 2006-SP3, 2006-SP4

623	MLMI 2006-HE1	Pooling & Servicing Agreement dated as of January 1, 2006 between Merrill Lynch Mortgage Investors, Inc., Depositor, Wilshire Credit Corporation, Servicer, and Wells Fargo Bank, N.A., Trustee for the Merrill Lynch Mortgage Investors Trust, Series 2006-HE1

628	MLMI 2006-WMC1	Pooling & Servicing Agreement dated as of January 1, 2006 between Merrill Lynch Mortgage Investors, Inc., Depositor, Wilshire Credit Corporation, Servicer, and Wells Fargo Bank, N.A., Trustee for the Merrill Lynch Mortgage Investors Trust, Series 2006-WMC1

635	CSFB HEMT 2006-1	Pooling & Servicing Agreement dated as of February 1, 2006 between Credit Suisse First Boston Mortgage Securities Corp., Depositor, DLJ Mortgage Capital, Inc., Seller, Wilshire Credit Corporation, Servicer, Ocwen Loan Servicing, LLC, Servicer, Select Portfolio Servicing, Inc., Special Servicer and U.S. Bank National Association, Trustee for the Home Equity Mortgage Trust Series 2006-1

636	MLMI 2006-RM1	Pooling & Servicing Agreement dated as of January 1, 2006 between Merrill Lynch Mortgage Investors, Inc., Depositor, Wilshire Credit Corporation, Servicer, and Lasalle Bank National Association, Trustee for the Merrill Lynch Mortgage Investors Trust, Series 2006-RM1

637	MLMI 2006-WMC2	Pooling & Servicing Agreement dated as of March 1, 2006 between Merrill Lynch Mortgage Investors, Inc., Depositor, Wilshire Credit Corporation, Servicer, and Lasalle Bank National Association, Trustee for the Merrill Lynch Mortgage Investors Trust, Series 2006-WMC2

639	MLMI 2006-HE2	Pooling & Servicing Agreement dated as of March 1, 2006 between Merrill Lynch Mortgage Investors, Inc., Depositor, Wilshire Credit Corporation, Servicer, and Lasalle Bank National Association, Trustee for the Merrill Lynch Mortgage Investors Trust, Series 2006-HE2

643	MLMI 2006-AR1	Pooling & Servicing Agreement dated as of April 1, 2006 between Merrill Lynch Mortgage Investors, Inc., Depositor, Wilshire Credit Corporation, Servicer, and Lasalle Bank National Association, Trustee for the Merrill Lynch Mortgage Investors Trust, Series 2006-AR1

644	CSFB HEMT 2006-2	Servicing Agreement dated as of April 28, 2006 between Wilshire Credit Corporation, Servicer, Ocwen Loan Servicing, LLC, Servicer, PNC Bank, N.A., Servicer, Select Portfolio Servicing, Inc., Special Servicer Home Equity Mortgage Trust 2006-2, Issuer and U.S. Bank National Association, Indenture Trustee

652	MLMI 2006-RM2	Pooling & Servicing Agreement dated as of May 1, 2006 between Merrill Lynch Mortgage Investors, Inc., Depositor, Wilshire Credit Corporation, Servicer, and Lasalle Bank National Association, Trustee for the Merrill Lynch Mortgage Investors Trust, Series 2006-RM2

653	CSFB HEMT 2006-3	Pooling & Servicing Agreement dated as of June 1, 2006 between Credit Suisse First Boston Mortgage Securities Corp., Depositor, DLJ Mortgage Capital, Inc., Seller, Wilshire Credit Corporation, Servicer, Ocwen Loan Servicing, LLC, Servicer, Select Portfolio Servicing, Inc., Servicer and Special Servicer and U.S. Bank National Association, Trustee for the Home Equity Mortgage Trust Series 2006-3

657	MLMI 2006-AHL1	Pooling & Servicing Agreement dated as of June 1, 2006 between Merrill Lynch Mortgage Investors, Inc., Depositor, Wilshire Credit Corporation, Servicer, and Lasalle Bank National Association, Trustee for the Merrill Lynch Mortgage Investors Trust, Series 2006-AHL1

659	MLMI 2006-HE3	Pooling & Servicing Agreement dated as of June 1, 2006 between Merrill Lynch Mortgage Investors, Inc., Depositor, Wilshire Credit Corporation, Servicer, and Lasalle Bank National Association, Trustee for the Merrill Lynch Mortgage Investors Trust, Series 2006-HE3

660	MLMI 2006-FM1	Pooling & Servicing Agreement dated as of June 1, 2006 between Merrill Lynch Mortgage Investors, Inc., Depositor, Wilshire Credit Corporation, Servicer, and Lasalle Bank National Association, Trustee for the Merrill Lynch Mortgage Investors Trust, Series 2006-FM1

665	MLMI 2006-SL2	Pooling & Servicing Agreement dated as of July 1, 2006 between Merrill Lynch Mortgage Investors, Inc., Depositor, Wilshire Credit Corporation, Servicer, and Lasalle Bank National Association, Trustee for the Merrill Lynch Mortgage Investors Trust, Series 2006-SL2

669	MLMI 2006-HE4	Pooling & Servicing Agreement dated as of July 1, 2006 between Merrill Lynch Mortgage Investors, Inc., Depositor, Wilshire Credit Corporation, Servicer, and Lasalle Bank National Association, Trustee for the Merrill Lynch Mortgage Investors Trust, Series 2006-HE4

674	MLMI 2006-SD1	Pooling & Servicing Agreement dated as of August 1, 2006 between Merrill Lynch Mortgage Investors, Inc., Depositor, Wilshire Credit Corporation, Servicer, and Lasalle Bank National Association, Trustee for the Merrill Lynch Mortgage Investors Trust, Series 2006-SD1

676	MLMI 2006-HE5	Pooling & Servicing Agreement dated as of September 1, 2006, between Merrill Lynch Mortgage Investors, Inc., Depositor, LaSalle Bank National Association, Master Servicer and Securities Administrator, Indymac Bank, FSB, Servicer, Wilshire Credit Corporation, Servicer, and Citibank, N.A., Trustee for MLMI 2006-HE5

679	MLMI 2006-MLN1	Pooling & Servicing Agreement dated as of September 1, 2006 between Merrill Lynch Mortgage Investors, Inc., Depositor, Wilshire Credit Corporation, Servicer, and Lasalle Bank National Association, Trustee for the Merrill Lynch Mortgage Investors Trust, Series 2006-MLN1

680	MLMI 2006-RM4	Pooling & Servicing Agreement dated as of September 1, 2006 between Merrill Lynch Mortgage Investors, Inc., Depositor, Wilshire Credit Corporation, Servicer, and Lasalle Bank National Association, Trustee for the Merrill Lynch Mortgage Investors Trust, Series 2006-RM4

685	MLMI 2006-RM5	Pooling & Servicing Agreement dated as of October 1, 2006 between Merrill Lynch Mortgage Investors, Inc., Depositor, Wilshire Credit Corporation, Servicer, and Lasalle Bank National Association, Trustee for the Merrill Lynch Mortgage Investors Trust, Series 2006-RM5

689	MLMI 2006-HE6	Pooling & Servicing Agreement dated as of December 1, 2006 between Merrill Lynch Mortgage Investors, Inc., Depositor, Wilshire Credit Corporation, Servicer, and Lasalle Bank National Association, Trustee for the Merrill Lynch Mortgage Investors Trust, Series 2006-HE6

692	MLMI 2007-SL1	Mortgage Loan Servicing Agreement dated as of May 1, 2007 between Wilshire Credit Corporation, Servicer, Litton Loan Servicing LP, Servicer, LaSalle Bank National Association, Master Servicer and Securities Administrator, Merrill Lynch Mortgage Investors Trust, Series 2007-SL1, Issuing Entity, Citibank, N.A., Indenture Trustee, Merrill Lynch Mortgage Investors, Inc., Depositor, Merrill Lynch Mortgage Lending, Inc., Sponsor for the Merrill Lynch Mortgage Investors Trust, Series 2007-SL1

693	MANA 2007-A1	MANA Series 2007-A1, The Reconstituted Servicing Agreement dated as of January l, 2007 (the “Agreement”), Merrill Lynch Mortgage Investors, Inc., (the “Depositor”) and Wilshire Credit Corporation, (the “Servicer”).

694	MLMI 2007-MLN1	Pooling & Servicing Agreement dated as of April 1, 2007 between Merrill Lynch Mortgage Investors, Inc., Depositor, Wilshire Credit Corporation, Servicer, and Deutsche Bank National Trust Company, Trustee for the Merrill Lynch Mortgage Investors Trust, Series 2007-MLN1

1406	MLMI SURF 2006-AB1	Pooling & Servicing Agreement dated as of February 1, 2006 between Merrill Lynch Mortgage Investors, Inc., Depositor, Wilshire Credit Corporation, Servicer, and U.S. Bank National Association, Trustee for SURF 2006-AB1

1407	MLMI SURF 2006-BC1	Pooling & Servicing Agreement dated as of February 1, 2006 between Merrill Lynch Mortgage Investors, Inc., Depositor, Wilshire Credit Corporation, Servicer, and U.S. Bank National Association, Trustee for SURF 2006-BC1

1408	MLMI SURF 2006-BC2	Pooling & Servicing Agreement dated as of March 1, 2006 between Merrill Lynch Mortgage Investors, Inc., Depositor, Wilshire Credit Corporation, Servicer, and U.S. Bank National Association, Trustee for SURF 2006-BC2

1409	MLMI SURF 2006-BC3	Pooling & Servicing Agreement dated as of June 1, 2006 between Merrill Lynch Mortgage Investors, Inc., Depositor, Wilshire Credit Corporation, Servicer, and U.S. Bank National Association, Trustee for SURF 2006-BC3

1410	MLMI SURF 2006-AB2	Pooling & Servicing Agreement dated as of May 1, 2006 between Merrill Lynch Mortgage Investors, Inc., Depositor, Wilshire Credit Corporation, Servicer, and U.S. Bank National Association, Trustee for SURF 2006-AB2

1411	MLMI SURF 2006-AB3	Pooling & Servicing Agreement dated as of September 1, 2006 between Merrill Lynch Mortgage Investors, Inc., Depositor, Wilshire Credit Corporation, Servicer, and U.S. Bank National Association, Trustee for SURF 2006-AB3

1412	MLMI SURF 2006-BC4	Pooling & Servicing Agreement dated as of September 1, 2006 between Merrill Lynch Mortgage Investors, Inc., Depositor, Wilshire Credit Corporation, Servicer, and U.S. Bank National Association, Trustee for SURF 2006-BC4

1413	MLMI SURF 2006-BC5	Pooling & Servicing Agreement dated as of November 1, 2006 between Merrill Lynch Mortgage Investors, Inc., Depositor, Wilshire Credit Corporation, Servicer, and U.S. Bank National Association, Trustee for SURF 2006-BC5

1414	MLMI SURF 2007-BC1	Pooling & Servicing Agreement dated as of January 1, 2007 between Merrill Lynch Mortgage Investors, Inc., Depositor, Wilshire Credit Corporation, Servicer, and U.S. Bank National Association, Trustee for the Specialty Underwriting and Residential Finance Trust, Series 2007-BC1

1415	MLMI SURF 2007-AB1	Pooling & Servicing Agreement dated as of March 1, 2007 between Merrill Lynch Mortgage Investors, Inc., Depositor, Wilshire Credit Corporation, Servicer, and U.S. Bank National Association, Trustee for the Specialty Underwriting and Residential Finance Trust, Series 2007-AB1

1416	MLMI SURF 2007-BC2	Pooling & Servicing Agreement dated as of April 1, 2007 between Merrill Lynch Mortgage Investors, Inc., Depositor, Wilshire Credit Corporation, Servicer, and U.S. Bank National Association, Trustee for the Specialty Underwriting and Residential Finance Trust, Series 2007-BC2

1502	MLMI 2007-HE1	Pooling & Servicing Agreement dated as of February 1, 2007 between Merrill Lynch Mortgage Investors, Inc., Depositor, Wilshire Credit Corporation, Servicer, and LaSalle Bank National Association, Trustee for the Merrill Lynch Mortgage Investors Trust, Series 2007-HE1

1504	MLMI 2007-SD1	Pooling & Servicing Agreement dated as of May 1, 2007 between Merrill Lynch Mortgage Investors, Inc., Depositor, Wilshire Credit Corporation, Servicer, and LaSalle Bank National Association, Trustee for the Merrill Lynch Mortgage Investors Trust, Series 2007-SD1

1506	MLMI 2007-HE2	Pooling & Servicing Agreement dated as of March 1, 2007 between Merrill Lynch Mortgage Investors, Inc., Depositor, LaSalle Bank National Association, Master Servicer and Securities Administrator, Litton Loan Servicing LP, Servicer, Wilshire Credit Corporation, Servicer, and Citibank, N.A., Trustee for the Merrill Lynch Mortgage Investors Trust, Series 2007-HE2

1508	MLMI 2007-HE3	Pooling & Servicing Agreement dated as of May 1, 2007 between Merrill Lynch Mortgage Investors, Inc., Depositor, Wilshire Credit Corporation, Servicer, and LaSalle Bank National Association, Trustee for the Merrill Lynch Mortgage Investors Trust, Series 2007-H3

1602	MANA 2007-OAR1	MANA Series 2007-OAR1, Pooling and Servicing Agreement, dated as of February 1, 2007, among Merrill Lynch Mortgage Investors, Inc., as depositor, Wells Fargo Bank, N.A., as master servicer and securities administrator, Wilshire Credit Corporation, as servicer, Central Mortgage Company, as servicer, and HSBC Bank USA, National Association, as trustee

1603	MANA 2007-F1	MANA Series 2007-F1, The Reconstituted Servicing Agreement dated as of March l, 2007 (the “Agreement”), Merrill Lynch Mortgage Investors, Inc., (the “Depositor”) and Wilshire Credit Corporation, (the “Servicer”).

1604	MANA 2007-A2	MANA Series 2007-A2, The Reconstituted Servicing Agreement dated as of March l, 2007 (the “Agreement”), Merrill Lynch Mortgage Investors, Inc., (the “Depositor”) and Wilshire Credit Corporation, (the “Servicer”).

1605	MANA 2007-OAR2	MANA Series 2007-OAR2, Pooling and Servicing Agreement, dated as of March 1, 2007, among Merrill Lynch Mortgage Investors, Inc., as depositor, Wells Fargo Bank, N.A., as master servicer and securities administrator, Wilshire Credit Corporation, as servicer, and HSBC Bank USA, National Association, as trustee

1606	MANA 2007-A3	MANA Series 2007-A3, The Reconstituted Servicing Agreement dated as of April l, 2007 (the “Agreement”), Merrill Lynch Mortgage Investors, Inc., (the “Depositor”) and Wilshire Credit Corporation, (the “Servicer”).

1607	MANA 2007-AF1	MANA Series 2007-AF1, The Servicing Agreement dated as of May 1, 2007, (the “Agreement”), among Merrill Lynch Mortgage Investors, Inc., (the “Depositor”) and Wilshire Credit Corporation, (the “Servicer”).

1608	MANA 2007-OAR3	MANA Series 2007-OAR3, Pooling and Servicing Agreement, dated as of June 1, 2007, among Merrill Lynch Mortgage Investors, Inc., as depositor, Wells Fargo Bank, N.A., as master servicer and securities administrator, Wilshire Credit Corporation, as servicer, and HSBC Bank USA, National Association, as trustee.

1612	BSSP 2007-EMX1	Pooling & Servicing Agreement dated as of October 1, 2007 between Bear Stearns Structured Products Inc., Depositor, Bear Stearns Structured Products Trust 2007-EMX1, Issuing Entity, Marathon Structured Finance Fund, L.P., Sponsor, Wilshire Credit Corporation, Servicer and Wells Fargo Bank, N.A., Indenture Trustee for the Bear Stearns Structured Products Trust, Series 2007-EMX1

1613	MLMBS 2007-3	MLMBS Series 2007-3, The Servicing Agreement dated as of July 1, 2007, (the “Agreement”), among Merrill Lynch Mortgage Investors, Inc., (the “Depositor”) and Wilshire Credit Corporation, (the “Servicer”).

1616	ELAT 2007-1	Pooling & Servicing Agreement dated as of August 1, 2007 between Morgan Stanley ABS Capital I Inc., Depositor, Wells Fargo Bank, National Association, Master Servicer, Securities Administrator and Custodian, Wilshire Credit Corporation, Servicer and HSBC Bank USA, National Association, Trustee for the Ellington Loan Acquisition Trust Series 2007-1

1617	MANA 2007-OAR5	MANA Series 2007-OAR5, The Servicing Agreement, dated as of October 1, 2007, (the “Agreement”) among Merrill Lynch Mortgage Investors, Inc., (the “Depositor”) and Wilshire Credit Corporation, (the “Servicer”).

1622	ELAT 2007-2	Pooling & Servicing Agreement dated as of September 1, 2007 between Morgan Stanley ABS Capital I Inc., Depositor, Wells Fargo Bank, National Association, Master Servicer, Securities Administrator and Custodian, Wilshire Credit Corporation, Servicer and HSBC Bank USA, National Association, Trustee for the Ellington Loan Acquisition Trust Series 2007-2